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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Thermedics Detection Inc.:

  As independent public accountants, we hereby consent to the use of our reports dated February 3, 1997 (and to all references to our Firm) included in or made a part of this Registration Statement and related Prospectus of Thermedics Detection Inc.

                                          Arthur Andersen LLP

Boston, Massachusetts

February 3, 1997